                                                                    EXHIBIT 99.1

                             JOHN H. HARLAND COMPANY

                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I ................................................................................     1
DEFINITIONS ..............................................................................     1
         Section 1.1.  Account ...........................................................     1
         Section 1.2.  Beneficiary .......................................................     1
         Section 1.3.  Code ..............................................................     1
         Section 1.4.  Committee .........................................................     1
         Section 1.5.  Compensation ......................................................     1
         Section 1.6.  Disability ........................................................     1
         Section 1.7.  Employer ..........................................................     1
         Section 1.8.  ERISA .............................................................     1
         Section 1.9.  Eligible Employee .................................................     1
         Section 1.10. Harland ...........................................................     2
         Section 1.11. 401(k) Plan .......................................................     2
         Section 1.12. Maximum Deferral Amount ...........................................     2
         Section 1.13. Matching Contribution .............................................     2
         Section 1.14. Plan ..............................................................     2
         Section 1.15. Plan Year .........................................................     2
         Section 1.16. Qualified Plan Limit ..............................................     2
ARTICLE II ...............................................................................     2
PARTICIPATION ............................................................................     2
         Section 2.1.  January 1, 2001 ...................................................     2
         Section 2.2.  Other .............................................................     2
ARTICLE III ..............................................................................     2
DEFERRAL ELECTIONS .......................................................................     2
         Section 3.1.  Start-Up Deferral Elections .......................................     2
                  (a)  January 1, 2001 Elections .........................................     2
                  (b)  Other Start-Up Elections ..........................................     3
         Section 3.2.  Annual Deferral Elections .........................................     3
         Section 3.3.  Elections .........................................................     3
ARTICLE IV ...............................................................................     3
MATCHING CONTRIBUTION ....................................................................     3
ARTICLE V ................................................................................     3
ACCOUNT ADJUSTMENTS ......................................................................     3
         Section 5.1.  General ...........................................................     3
         Section 5.2.  Deferrals .........................................................     3
         Section 5.3.  Matching Contribution .............................................     4
         Section 5.4.  Phantom Investments ...............................................     4

         Section 5.5.  Phantom Investment Election .......................................     4
         Section 5.6.  Phantom Investment Adjustments ....................................     4
ARTICLE VI ...............................................................................     5
VESTING ..................................................................................     5
         Section 6.1.  Deferrals .........................................................     5
         Section 6.2.  Matching ..........................................................     5
ARTICLE VII ..............................................................................     5
DISTRIBUTIONS ............................................................................     5
         Section 7.1.  General ...........................................................     5
         Section 7.2.  Distribution Forms ................................................     5
         Section 7.3.  Elections .........................................................     5
         Section 7.4.  Beneficiary .......................................................     6
                  (a)  Designation .......................................................     6
                  (b)  Distribution Form .................................................     6
         Section 7.5.  Hardship Withdrawals ..............................................     6
ARTICLE VIII .............................................................................     7
NO FUNDING OBLIGATION ....................................................................     7
ARTICLE IX ...............................................................................     7
MISCELLANEOUS ............................................................................     7
         Section 9.1.  Making and Revoking Elections and Designations ....................     7
         Section 9.2.  Statements ........................................................     7
         Section 9.3.  Claims Procedure ..................................................     7
         Section 9.4.  No Liability ......................................................     7
         Section 9.5.  Nonalienation of Benefits .........................................     7
         Section 9.6.  Plan Administration ...............................................     8
         Section 9.7.  Construction ......................................................     8
         Section 9.8.  No Contract of Employment .........................................     8
         Section 9.9.  ERISA .............................................................     8
         Section 9.10. Amendment and Termination .........................................     8

                            JOHN H. HARLAND COMPANY

                           DEFERRED COMPENSATION PLAN

         The primary purpose of this Plan is to allow an Eligible Employee to elect to defer the payment of a portion of his or her Compensation that is otherwise payable to him or her, to provide a discretionary matching benefit based on the amount deferred and to pay the amounts deferred and the vested matching benefit, as adjusted for phantom investment performance results, upon the occurrence of a distribution event.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Account -- means the bookkeeping account maintained by or at the direction of the Committee to show as of any date the benefit of each Eligible Employee.

         Section 1.2. Beneficiary -- means the person or persons designated as such in accordance with Section 7.4.

         Section 1.3. Code -- means the Internal Revenue Code of 1986, as amended.

         Section 1.4. Committee -- means the Benefits Committee appointed by the President and Chief Executive Officer of Harland.

         Section 1.5. Compensation -- means "Compensation" as defined in the 401(k) Plan for purposes of determining the amount of pre-tax contributions, after-tax contributions and matching contributions without regard to any limitations on compensation imposed under Section 401(a)(17) of the Code plus any deferrals made under this Plan.

         Section 1.6. Disability -- means "disability" as defined in the 401(k) Plan.

         Section 1.7. Employer -- means an Employer for purposes of the 401(k) Plan.

         Section 1.8. ERISA -- means the Employee Retirement Income Security Act of 1974, as amended.

         Section 1.9. Eligible Employee -- means, for any Plan Year (the "current Plan Year"), an employee of an Employer who (a) had annual gross base salary, incentive compensation and commissions for the preceding Plan Year, or is projected by the Committee to have annual aggregate gross base salary, incentive compensation and commissions for the current Plan Year, in excess of the Qualified Plan Limit for the calendar year preceding the current Plan Year,
(b) is
eligible to participate in the 401(k) Plan for the current Plan Year and
(c) is designated by the Committee as eligible to participate in this Plan for the current Plan Year.

         Section 1.10. Harland -- means John H. Harland Company and any successor to John H. Harland Company.

         Section 1.11. 401(k) Plan -- means the John H. Harland Company Master ss. 401(k) Plan and Trust effective as of April 1, 1996, as amended and as in effect from time to time.

         Section 1.12. Maximum Deferral Amount -- means for each Plan Year, the maximum percentage of an Eligible Employee's aggregate Compensation for such Plan Year (or for a start-up election described in Section 3.1(b), of the aggregate Compensation that is otherwise payable after the date the Eligible Employee first becomes eligible to participate in the Plan) that can be deferred under the Plan as determined by the Committee prior to the beginning of such Plan Year.

         Section 1.13. Matching Contribution -- means the amount credited to an Eligible Employee's Account in according with Article IV.

         Section 1.14. Plan -- means the John H. Harland Company Deferred Compensation Plan.

         Section 1.15.     Plan Year -- means the calendar year.

         Section 1.16. Qualified Plan Limit -- means for any Plan Year the maximum dollar amount under Section 401(a)(17) of the Code applicable to such Plan Year.

                                   ARTICLE II

                                  PARTICIPATION

         Section 2.1. January 1, 2001. Each person who qualifies as an Eligible Employee on January 1, 2001 shall be eligible to participate in this Plan on January 1, 2001.

         Section 2.2. Other. Each person who qualifies as an Eligible Employee after January 1, 2001 shall be eligible to participate in this Plan sixty (60) days after the date he or she first qualifies as an Eligible Employee.

                                   ARTICLE III
                               DEFERRAL ELECTIONS

         Section 3.1.      Start-Up Deferral Elections.

                  (a) January 1, 2001 Elections. An Eligible Employee who will be eligible to participate in this Plan on January 1, 2001 shall have the right prior to January 1, 2001 to elect to defer up to the Maximum Deferral Amount. Any such election that is not revoked prior to January 1, 2001 shall be irrevocable through December 31, 2001.

                  (b) Other Start-Up Elections. When an Eligible Employee first becomes eligible to participate in the Plan in accordance with Section 2.2, he or she shall have the right prior to the end of the sixty (60) day period starting on the date he or she becomes an Eligible Employee to elect to defer up to the Maximum Deferral Amount, and any such election shall be irrevocable for the remainder of the calendar year in which it is made. An Eligible Employee who has taken a hardship withdrawal pursuant to Section 8.5 shall have the right prior to the end of his or her suspension period following such withdrawal to elect to defer up to the Maximum Deferral Amount, and any such election shall be irrevocable for the remainder of the calendar year in which it is made.

         Section 3.2. Annual Deferral Elections. An Eligible Employee shall have the right before the beginning of any Plan Year to elect during the enrollment period established by the Committee to defer up to the Maximum Deferral Amount. Any such election which is not revoked before January 1 of such Plan Year shall become irrevocable on January 1 of such Plan Year and shall remain irrevocable through December 31 of such Plan Year. The Committee may establish rules that permit an election to remain in effect for subsequent Plan Years; however, in the absence of any such rules, the election shall expire on December 31 of the Plan Year in which it first became effective.

         Section 3.3. Elections. Any deferral election shall be made in one percent (1%) increments of Compensation in the form and manner provided by the Committee for this purpose and in accordance with such other rules and procedures as may be established from time to time by the Committee.

                                   ARTICLE IV

                              MATCHING CONTRIBUTION

         Harland shall credit each Eligible Employee's account with a Matching Contribution amount equal to 50% of that portion of his or her deferrals for such Plan Year on Compensation in excess of the Qualified Plan Limit applicable to such Plan Year that do not exceed 6% of his or her Compensation in excess of the Qualified Plan Limit.

                                    ARTICLE V

                               ACCOUNT ADJUSTMENTS

         Section 5.1. General. An Eligible Employee's benefit under this Plan shall be based entirely on the dollar value credited to his or her Account at any time, which will depend on the amount deferred under Article III, the Matching Contribution credited under Article IV, and the phantom investment adjustments made in accordance with this Article V.

         Section 5.2. Deferrals. The Compensation deferred by an Eligible Employee shall be credited to his or to her Account as soon as practicable after the date that such Compensation otherwise would have been payable to the Eligible Employee if no election had been made under Article III.

         Section 5.3. Matching Contribution. The Matching Contribution shall be credited to an Eligible Employee's Account at such time as may be determined by the Committee in its absolute discretion

         Section 5.4. Phantom Investments. The Committee from time to time shall select one or more investment funds that will serve as hypothetical investment options for the deferrals and Matching Contribution credited to an Account ("phantom investment funds"). The Committee may establish limits on the portion of an Account that may be hypothetically invested in any phantom investment fund or in any combination of phantom investment funds.

         Section 5.5. Phantom Investment Election. Each Eligible Employee shall elect pursuant to procedures established by the Committee to treat the deferrals credited to his or her Account as if they were invested in one or more phantom investment funds (a "phantom investment election"). An Eligible Employee may change his or her phantom investment election in accordance with the Committee's procedures. Any phantom investment election shall be effective only if made in accordance with the Committee's procedures.

         Section 5.6. Phantom Investment Adjustments. The Committee shall cause the Eligible Employee's Account to be adjusted for any earnings and losses as if it were invested in accordance with the Eligible Employee's phantom investment election. Such adjustments shall be made until his or her Account is distributed in full under Article VI.

                                   ARTICLE VI

                                     VESTING

         Section 6.1. Deferrals. Amounts credited to an Eligible Employee's Account that are attributable to deferrals and phantom investment performance credited to such deferrals shall be fully vested at all times.

         Section 6.2. Matching. Amounts credited to an Eligible Employee's Account that are attributable to Matching Contributions and phantom investment performance credited to such contributions shall be vested when and to the extent such contributions would be vested under the 401(k) Plan.

                                   ARTICLE VII

                                  DISTRIBUTIONS

         Section 7.1. General. The vested balance credited to an Eligible Employee's Account shall (subject to Section 7.5) first become distributable upon his or her death, Disability or termination of employment with Harland and all of its affiliates, whichever comes first ("distribution event"). The distribution shall be made (or shall begin) to the Eligible Employee or in the event of the Eligible Employee's death, to the Eligible Employee's Beneficiary in the form elected by the Eligible Employee as soon as practicable after a distribution event. All distributions under this Plan shall be made in cash.

         Section 7.2. Distribution Forms. Distribution shall be made in the following form as elected by the Eligible Employee:

                  (a)      a lump sum,
                  (b)      60 monthly installments or
                  (c)      120 monthly installments.

Notwithstanding the foregoing, monthly installments are only available if the value of the Eligible Employee's Account when distributions commence is at least $20,000. The amount of any monthly installment distributable under this Plan shall be computed by multiplying the Eligible Employee's Account by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining after such installment has been paid plus one.

         Section 7.3. Elections. An Eligible Employee shall elect at the same time he or she makes an election under Article III that his or her Account be distributed in one of the distribution forms described in Section 7.2 ("initial distribution form election"). An Eligible Employee may revise his or her Initial Distribution Form Election at any time; provided, however, that any such revision shall be effective only if it is made at least one full year before the Eligible Employee's Account first becomes distributable. If an Eligible Employee fails to make an Initial Distribution Election, the distribution shall be made in 120 monthly installments or, if the value of the Eligible Employee's Account when distributions commence is less than $20,000, the distribution shall be made in a lump sum. If a revised election is ineffective for any reason, for example, because it was made less than one year before the distribution event, the Eligible Employee's most recent distribution form election that has been in effect for at least one year shall govern the distribution.

         Section 7.4.      Beneficiary.

                  (a) Designation. An Eligible Employee shall designate (on a form provided for this purpose) a person, or more than one person, as his or her Beneficiary to receive the balance credited to his or her Account in the event of his or her death. An Eligible Employee may change his or her Beneficiary designation at any time. If no Beneficiary designation is in effect on the date an Eligible Employee dies or if no designated Beneficiary survives the Eligible Employee, the Eligible Employee's estate automatically shall be treated as his or her Beneficiary under this Plan.

                  (b) Distribution Form. The Eligible Employee's Account shall be distributed in accordance with the distribution election in effect for the Eligible Employee on the date of his or her death.

         Section 7.5. Hardship Withdrawals. An Eligible Employee shall have the right to request that the Committee distribute all, or a part of, his or her Account to him or to her in a lump sum in the event that he or she experiences severe financial hardship resulting from a sudden and unexpected illness or accident of the Eligible Employee or of a dependent (as defined in Section 152(a) of the Code) of the Eligible Employee, loss of the Eligible Employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Eligible Employee (an "unforeseeable emergency"). The Committee shall have the sole discretion to determine whether to grant an Eligible Employee's withdrawal request under this Section 7.5, the amount to distribute to the Eligible Employee, and the date as of which any such distribution shall be made to the Eligible Employee; provided, however, that no distribution shall be made to Eligible Employee under this Section 7.5 to the extent that such hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Eligible Employee's assets, to the extent the liquidation of the Eligible Employee's assets would not itself cause severe financial hardship, or (c) by cessation of deferral elections under this Plan. The amount of any distributions from an Eligible Employee's Account pursuant to this Section 7.5 shall be limited to the amount necessary to meet the unforeseeable emergency. An Eligible Employee who takes a hardship withdrawal will thereafter be ineligible to make deferrals under the Plan until the first day of the twelfth calendar month following the calendar month in which the withdrawal is made.

                                  ARTICLE VIII

                              NO FUNDING OBLIGATION

         The obligation of Harland to make any distributions under this Plan shall be unfunded and unsecured; all distributions to, or on behalf of, an Eligible Employee under this Plan shall be made from the general assets of Harland, and any claim by an Eligible Employee or Beneficiary against Harland for any distribution under this Plan shall be treated the same as a claim of any general and unsecured creditor of Harland or of the Employer by whom the Eligible Employee was employed. Notwithstanding the foregoing, Harland may, in its discretion, establish an irrevocable grantor trust for the purpose of funding all or part of its obligations under this Plan; provided, however, that the terms of such trust require that the assets thereof remain subject to the claims of Harland's and each other Employer's judgment creditors and are non-assignable and non-alienable by any Eligible Employee or Beneficiary prior to distribution thereof.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Making and Revoking Elections and Designations. Any election or designation or revised election or designation under this Plan shall be effective only when the properly completed election or designation form is received by the Committee or its delegate before the Eligible Employee's death, subject to the rules set forth in this Plan.

         Section 9.2. Statements. Harland or its agent shall provide periodic statements to the Eligible Employee to show his or her Account balance.

         Section 9.3. Claims Procedure. Any claim for a benefit under this Plan shall be filed and resolved in accordance with the claims procedure provided under the 401(k) Plan which is hereby incorporated in this Plan by reference, except that (a) the Committee of this Plan shall be the entity with whom a claim for review should be filed under this Plan, and (b) the Committee has absolute discretion to resolve any claims under this Plan.

         Section 9.4. No Liability. No Eligible Employee and no Beneficiary of an Eligible Employee shall have the right to look to, or have any claim whatsoever against, any officer, director, employee or agent of Harland or any other Employer in his or her individual capacity for the distribution of any Account.

         Section 9.5. Nonalienation of Benefits. No benefit or payment under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, levy upon or charge the same shall be void. Notwithstanding this statement, if the Eligible Employee is indebted to Harland at any time when payments are required to be made under the provisions of this Plan, Harland shall have the right to reduce the amount of payments remaining to be made to the Eligible Employee or his or her Beneficiary under the Plan to the extent of such indebtedness. An election by Harland not to reduce such payment shall not constitute a waiver of its claim for such indebtedness.

         Section 9.6. Plan Administration. The Committee shall be the administrator of this Plan, and the Committee has the exclusive responsibility and complete discretionary authority to control the operation, management and administration of this Plan, with all powers necessary to enable it properly to carry out those responsibilities, including (but not limited to) the power to construe this Plan, to determine eligibility for benefits, to settle disputed claims and to resolve all administrative, interpretive, operational, equitable and other questions that arise under this Plan. The decisions of the Committee on all matters within the scope of its authority shall be final and binding. To the extent a discretionary power or responsibility under this Plan is expressly assigned to a person by the Committee, that person will have complete discretionary authority to carry out that power or responsibility and that person's decisions on all matters within the scope of that person's authority will be final and binding.

         Section 9.7. Construction. This Plan shall be construed in accordance with the laws of the State of Georgia. Headings and subheadings have been added only for convenience of reference and shall have no substantive effect whatsoever. All references to the singular shall include the plural and all references to the plural shall include the singular.

         Section 9.8. No Contract of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and the Eligible Employee, as a right of any Eligible Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge the Eligible Employee with or without cause.

         Section 9.9. ERISA. Harland intends that this Plan come within the various exceptions and exemptions to ERISA for a plan maintained for a "select group of management or highly compensated employees" as described in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Any ambiguities in this Plan shall be construed to effect the intent as described in this Section 9.9.

         Section 9.10. Amendment and Termination. The Governance Committee of the Board of Directors of Harland shall have the right to amend this Plan from time to time and to terminate this Plan at any time; provided, however, the balance credited to each Account immediately after any such amendment or termination shall be no less than the balance credited to such Account immediately before such amendment or termination (as adjusted for phantom investment performance) and no amendment or termination shall adversely affect an Eligible Employee's right to the distribution of his or her Account or his or her Beneficiary's right to the distribution of such Account.

         IN WITNESS WHEREOF, John H. Harland Company, based upon action by the Governance Committee of the Board of Directors, has caused this Plan Document to be executed this 30th day of November, 2000.

ATTEST:                                    JOHN H. HARLAND COMPANY



-----------------------------------        -------------------------------------

By:                                        By: